AMENDMENT TO DISTRIBUTION AGREEMENT



         WHEREAS, New Century Portfolios (formerly Weston Portfolios) (the "Trust"), on behalf of its New Century Capital Portfolio (the "Fund) and Weston Securities Corp. (the "Distributor") are parties to the Distribution Agreement, dated February 28, 1990 (the "Agreement");

         WHEREAS, effective as of October 30, 1998, the Trust changed its name from Weston Portfolios to New Century;

         WHEREAS, the parties hereto each desire to amend the Agreement to reflect the current name of the Trust;

         NOW, THEREFORE, effective as of October 30, 1998, the Agreement is hereby amended as follows:

         1. When used in the Agreement, the terms "Weston Portfolios" and "Trust" shall mean New Century Portfolios.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment.

                                      NEW CENTURY PORTFOLIOS



         Attest:     /S/ ELLEN M. BRUNO        /S/      WAYNE M. GRZECKI
         By:         Ellen M. Bruno            By:      Wayne M. Grzecki
         Title:      Treasurer and Secretary   Title:   President


                                      WESTON SECURITIES CORP.

         Attest:     /S/ JOSEPH ROBBAT         /S/      I. RICHARD HOROWITZ
         By:         Joseph Robbat             By:      I. Richard Horowitz
         Title:                                         Title:    President